UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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COMTECH TELECOMMUNICATIONS CORP. (Name of Registrant as Specified In Its Charter) —————————————————————————————— (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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On November 22, 2021, in connection with its upcoming annual meeting of stockholders, Comtech Telecommunications Corp. issued the following press release containing a copy of a letter to stockholders.

COMTECH URGES STOCKHOLDERS TO GET TO KNOW ITS OUTSTANDING DIRECTOR CANDIDATES

Letter shares important perspectives from Comtech’s two nominees and highlights clear deficiencies of Outerbridge’s director candidates

Strongly recommends stockholders vote “FOR” all of Comtech’s highly qualified and experienced director nominees on the BLUE proxy card

MELVILLE, N.Y. -- November 22, 2021 -- Comtech Telecommunications Corp. (NASDAQ: CMTL), a leading global provider of next-generation 911 emergency systems and secure wireless communications technologies, today announced that it has mailed a letter to stockholders detailing the deficiencies of Outerbridge Capital Management’s nominees and enabling shareholders to get to know Comtech’s highly qualified director candidates.

Comtech invites shareholders to familiarize themselves with the two members of the Board up for election this year—Judy Chambers and Larry Waldman—by reviewing the short interviews below. Comtech believes that Ms. Chambers and Mr. Waldman are vastly superior Board candidates to Outerbridge’s nominees, who clearly lack the relevant skills and experience necessary to create shareholder value and oversee good corporate governance.

The full text of the interviews follow and can also be accessed by visiting: https://comtechcreates.com/stockholder-materials/.

PROTECT THE VALUE OF YOUR INVESTMENT BY VOTING THE ENCLOSED BLUE PROXY CARD TODAY FOR COMTECH’S HIGHLY QUALIFIED DIRECTORS

Dear Fellow Shareholder:

We invite you to take a moment of your time to familiarize yourself with the two members of the Board up for election this year—Judy Chambers and Larry Waldman—by reviewing the short interviews accompanying this letter.

Comtech is benefitting from new oversight, new leadership and new capital to deploy in service of a technology renewal cycle occurring across our core markets. Your current Board of Directors is action-oriented and highly experienced, with the collective skills, expertise, and diversity of perspectives that deliver shareholder value. Your Board is overseeing a carefully considered long-term plan to enhance financial performance and accelerate growth. That plan is already delivering strong results.

We believe that Ms. Chambers and Mr. Waldman are vastly superior Board candidates to Outerbridge’s nominees, who clearly lack the relevant skills and experience necessary to create shareholder value and oversee good corporate governance. We say, “we believe,” because after only an initial introductory meeting, Outerbridge refused to allow us to vet these candidates following our standard process. A cursory review of Outerbridge’s proxy filing and other public information, however, reveals clear red flags:

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•Wendi Carpenter is unqualified to serve as a director at Comtech.

◦Ms. Carpenter’s education and Navy experience have no bearing on Comtech’s core end markets. Despite references to systems engineering and technology development experience in versions of her biography, Ms. Carpenter conceded to our Board during an introductory meeting that she does not possess any technical experience.

◦Ms. Carpenter has been a public company director at only one company, newly public SkyWater Technology, for a total of seven months. SkyWater’s share price has a history of significant declines, (45)% following preliminary Q2 2021 results and (36)% following Q3 2021 results, after the company guided to or reported negative adjusted EBITDA and a net loss. Further, SkyWater’s principal accounting officer’s resignation in October 2021 for whatever reason in the midst of this turbulence raises governance concerns and stresses the important need for strong accounting skills on any Board.

◦Ms. Carpenter clearly does not have any accounting or audit experience – shortfalls which could damage our Board’s ability to oversee Comtech’s global accounting and complex information systems if she is elected over our nominees.

◦Importantly, we are concerned about material omissions from Ms. Carpenter’s resume and introductory meeting with our Board that mask a history of poor oversight. During our due diligence, we discovered that Ms. Carpenter was named Chair of the Board of a now defunct credit card processing company in 2015 and that three small businesses that Ms. Carpenter formed have been administratively dissolved due to failure to file required annual reports and registrations.

•Sidney Fuchs is unfit to serve as a director at Comtech.

◦Mr. Fuchs currently serves as Chairman of the Board of Eutelsat North America, a major competitor to many of Comtech’s largest customers. This role presents a material conflict of interest, and his appointment would significantly damage key customer relationships and negatively impact prospective business opportunities.

◦His industry background is in services – not products or software – and he also possesses no accounting or audit experience.

◦While Outerbridge has touted Mr. Fuchs’ ability to lead strategic alternatives processes and proposed that he chair a newly formed committee to do so, nothing in his biography demonstrates any experience doing so for a publicly traded company. Mr. Fuchs’ M&A experience is limited to long-ago stints at companies of a significantly smaller scale than Comtech. Regardless, if elected, his material conflict of interest would limit Mr. Fuchs’ ability to participate fully in strategic discussions including a review of alternatives.

◦We are also troubled that Mr. Fuchs resigned his only position as CEO and director of a public company, ATS Corporation, just a few days after assuming the CEO role.

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In summary, Outerbridge’s nominees consist of a director with no experience or background in our core markets and an executive who presents a material risk to our largest customer relationships. Neither has any expertise in global accounting requirements or accounting experience. These director candidates reflect Outerbridge’s limited understanding of our business, our capital needs, our strategy, and our end markets.

We urge you to support your Board by using the enclosed BLUE proxy card to vote today FOR Comtech’s two highly qualified director nominees, Judy Chambers and Larry Waldman. Please do not return or otherwise vote using any White proxy card you may receive from Outerbridge.

Thank you for your support,

Board of Directors
Comtech Telecommunications Corp.

IMPORTANT PERSPECTIVES FROM COMTECH’S DIRECTOR NOMINEES: JUDY CHAMBERS AND LARRY WALDMAN

Judy Chambers
Director since August 2021; Nominating and Governance Committee Chair
•Extensive experience in the investment advisory services industry and corporate finance
•Managing Principal and director of Meketa Investment Group, an investment advisory firm with more than $1.5 trillion assets under advisement
•Works with some of the largest institutional investors in the U.S. including public pension plans, corporations, endowments, foundations, and insurance companies

As Comtech’s newest director, what attracted you to join the Board?
Given my background in the investment industry, I keep a close watch on the wireless technology space. When I was approached about joining the Comtech Board, I immediately recognized a unique opportunity to help a true industry leader in critically important and growing markets create value for shareholders. Comtech’s strategic momentum is clear from its significant new business wins over the past couple of years, and I believe the company is uniquely positioned to capitalize on exciting growth opportunities across end markets. After meeting several members of the Board during a months-long interview process, I knew I could work well with them and that my skills and perspectives would be highly complementary.

What are your biggest takeaways from your first three months on the Board?
This is a Board that is willing to make any and all changes necessary to create shareholder value. Since I joined the Board this summer, we have announced a plan to declassify the Board, the completion of a leadership transition plan, and the appointment of two additional directors with significant industry experience. Yes, it has been a bit of a whirlwind, but I am proud to serve on a Board that is so action-oriented and so focused on the interests of shareholders.

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What do you bring to the Board that will further enhance shareholder value creation?
I will reiterate exactly what I told the Board during my interviews – experience, perspective, and commitment. My considerable experience dealing with regulatory and public authorities as it relates to major infrastructure projects will be critical to Comtech as it continues to pursue next generation 911 contracts. In my role at Meketa, I spend all day, every day addressing institutional investors’ interests and concerns, and I will bring the same perspective to ensuring we are watching out for shareholders’ interests and being responsive to their feedback. I am fully committed to fostering diversity, equity and inclusion and addressing ESG issues, and I intend to hold Comtech to a high standard in that regard. It is the best thing to do for all stakeholders.

Larry Waldman
Director since August 2015; Audit Committee Chair; Designated Lead Independent Director
•Significant experience providing financial and business advisory services to technology companies, serving on public company boards, and leading public accounting firms.
•Serves as non-executive Chairman of the Board and Chairman of the Audit Committee of CVD Equipment Corporation
•Serves as Lead Independent Director and Audit Committee Chair of APYX Medical

What have you learned during your time on the Comtech Board and how does that inform the Company’s execution of its strategy?
Following my election at the Annual Meeting, I will have the privilege of being the longest tenured independent director of Comtech and the only remaining independent director who helped oversee the Company’s acquisition strategy, Board refreshment process, and recently completed leadership succession plan. During my tenure, Comtech has successfully executed a dramatic transformation into a business with significant recurring revenues, best-in-class satellite ground station and next generation 911 offerings, and blue-chip customers. Comtech has a rich history of innovation and solving complex problems that we continue to leverage to this day to create value for shareholders. I intend to continue putting my experience and deep knowledge of the Company to good use for shareholders.

How would you characterize the relationship between the Board and management?
We are a hands-on Board that values thoughtful perspectives and is committed to holding management accountable. Our entire Board is excited about Mike Porcelain’s promotion to Chief Executive Officer, which marks the completion of a succession plan we initiated in 2018. Over the past several years, we have watched Mike distinguish himself by building our 911 public safety business, strengthening our satellite and space communications business, and spearheading new product lines and new business wins. We are fully confident that he is the right leader for this next phase of Comtech’s growth. With a refreshed Board that brings new skills and experiences to the table, we are even better placed to oversee execution of our strategic growth plan.

You will be serving as Lead Independent Director. Can you tell us more about how your background and experience will enable you to further enhance shareholder value?
I have significant experience as lead director at other public companies, which helps inform the perspective I bring to our Board deliberations. Additionally, I believe my extensive public accounting experience is critically important to my success as a director. The cornerstone of public accounting is independence – and maintaining an independent perspective enables me to effectively hold management accountable and do what is in the best interest of shareholders. Most importantly, as a member of the Board for the past six years, I have played a key role in overseeing a strategy that is clearly delivering results. I know we have the right mix of skills, experience and demanding expectations on the Board to continue driving value for shareholders.

YOUR VOTE IS VERY IMPORTANT!

To ensure your shares are represented, please follow the easy instructions on the enclosed BLUE proxy card to vote by telephone, by internet, or by signing, dating and returning the BLUE proxy card in the postage-paid envelope provided. If you received this letter by email, you may also vote by pressing the BLUE “VOTE NOW” button in the accompanying email. Please simply disregard any White proxy card you may receive from Outerbridge.

If you have any questions or require any assistance with voting your shares, please call Comtech’s proxy solicitor, Innisfree M&A Incorporated:

Toll-Free: (877) 750-8198 (from the U.S. and Canada)

 Or +1 (412) 232-3651 (from other locations)

Comtech’s definitive proxy materials and other materials regarding the Board’s recommendation for the Fiscal 2021 Annual Meeting of Stockholders can be found at www.comtechcreates.com.

About Comtech

Comtech Telecommunications Corp. is a leading global provider of next-generation 911 emergency systems and secure wireless communication technologies to commercial and government customers around the world. Headquartered in Melville, New York and with a passion for customer success, Comtech designs, produces and markets advanced and secure wireless solutions. For more information, please visit www.comtechtel.com.

Forward-Looking Statements

Certain information in this letter contains statements that are forward-looking in nature and involve certain significant risks and uncertainties, including about our business trajectory, future revenue and sales, acquisition strategy, management and governance changes, and growth. Actual results could differ materially from such forward-looking information. Risks and uncertainties that could impact these forward-looking statements include: the possibility that the expected synergies and benefits from recent acquisitions will not be fully realized, or will not be realized within the anticipated time periods; the risk that the acquired businesses will not be integrated with the Company successfully; the possibility of disruption from recent acquisitions, making it more difficult to maintain business and operational relationships or retain key personnel; the risk that the Company will be unsuccessful in implementing a tactical shift in its Government Solutions segment away from bidding on large commodity service contracts and toward pursuing contracts for its niche products with higher margins; the nature and timing of receipt of, and the Company's performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales; rapid technological change; evolving industry standards; new product announcements and enhancements; changing customer demands and or procurement strategies; changes in prevailing economic and political conditions; changes in the price of oil in global markets; changes in foreign currency exchange rates; risks associated with the Company's legal proceedings, customer claims for indemnification, and other similar matters; risks associated with the Company’s obligations under its Credit Facility; risks associated with the Company's large contracts; risks associated with the COVID-19 pandemic and related supply chain disruptions; and other factors described in this and the Company's other filings with the Securities and Exchange Commission. We assume no obligation and do not intend to update these forward-looking statements or to conform these statements to actual results or to changes in our expectations.

Additional Information and Where to Find It

Comtech has filed with the Securities and Exchange Commission (“SEC”) and mailed to the Company’s stockholders a definitive proxy statement, an accompanying BLUE proxy card and other relevant documents in connection with the Company’s Fiscal 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”). THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE ACCOMPANYING BLUE PROXY CARD AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE COMPANY’S 2021 ANNUAL MEETING OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY’S 2021 ANNUAL MEETING AND THE PARTIES RELATED THERETO. The Company’s stockholders may obtain a free copy of documents filed with the SEC at the SEC’s website at https://www.sec.gov or the Company’s website at www.comtechcreates.com.

Participants in the Solicitation

The Company, its directors, and certain of its executive officers are, and certain other members of management and employees of the Company may be deemed, “participants” in the solicitation of proxies from stockholders in connection with the matters to be considered at the 2021 Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, in the Company of the persons who are or may be, under the rules of the SEC, considered participants in the solicitation of the stockholders of the Company in connection with the Company’s 2021 Annual Meeting are set forth in the Company’s definitive proxy statement filed in connection with the Company’s 2021 Annual Meeting and other relevant documents filed with the SEC. You can also find information about the Company’s executive officers and directors in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2021, the Company’s and such persons’ other filings with the SEC.

PCMTL

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